Registration No. 333-66430

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (IRS Employer Identification Number)

850 76th Street, S.W., P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Zip Code)

SPARTAN STORES, INC. SAVINGS PLUS PLAN

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR UNION ASSOCIATES

SPARTAN RETAIL SAVINGS PLUS PLAN

SPARTAN STORES, INC. SAVINGS PLUS PLAN
FOR J.F. WALKER COMPANY ASSOCIATES

(Full Titles of the Plans)

James B. Meyer President and Chief Executive Officer Spartan Stores, Inc. 850 76th Street, S.W. Grand Rapids, Michigan 49518 (Name and Address of Agent for Service)	Copies to:	Alex J. DeYonker Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(616) 878-2000
(Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE

          Spartan Stores, Inc., a Michigan corporation (the "Registrant"), hereby files this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-66430) with the Securities and Exchange Commission to add the Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates, to add additional exhibits and to restate Items 3 and 9. The original Registration Statement on Form S-8 was filed on August 1, 2001. The Registrant incorporates by reference herein the contents of the original Registration Statement, including the information incorporated therein by reference. Any items in the original Registration Statement not expressly changed by this Amendment No. 1 shall be as set forth in the original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)          The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b)          All other reports filed by the Registration or the employee benefit plans named herein (the "Plans") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c)          The description of the Registrant's common stock, no par value, which is contained in the Registrant's Form 8-A registration statement filed under the Exchange Act on August 1, 2000, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant (also referred to as "Spartan Stores") or any Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

Item 8.           Exhibits.

          The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Document

4.1

Articles IV, V, VIII, IX, X, XII and XIII of the Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

4.2

Articles II, III and X of the Amended and Restated Bylaws of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

5.1	Opinion of Warner Norcross & Judd LLP.

5.2	Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan.

5.3	Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for Union Associates.

5.4	Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates.

23.1	Consent of Independent Public Accountants.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5 and incorporated herein by reference).

24	Powers of Attorney. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-66430) filed on August 1, 2001. Here incorporated by reference.

          The Registrant undertakes that it will submit or has submitted each Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify each Plan.

Item 9.           Undertakings.

          (a)          The undersigned registrant hereby undertakes:

          (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and each filing by an employee benefit plan named herein of an annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 17th day of July, 2002.

SPARTAN STORES, INC. (Registrant) By /s/ James B. Meyer James B. Meyer Chairman of the Board, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature

July 17, 2002	By /s/Alex J. DeYonker Alex J. DeYonker Director

July 17, 2002	By /s/ Elson S. Floyd, Ph.D.* Elson S. Floyd, Ph.D. Director

July 17, 2002	By /s/ Richard B. Iott* Richard B. Iott Director

July 17, 2002	By /s/ Gregory P. Josefowicz* Gregory P. Josefowicz Director

July 17, 2002	By /s/ Joel A. Levine* Joel A. Levine Director

July 17, 2002	By /s/ James B. Meyer James B. Meyer Director

July 17, 2002	By /s/ Elizabeth A. Nickels* Elizabeth A. Nickels Director

Date	Signature

July 17, 2002	By /s/ Russell H. VanGilder, Jr.* Russell H. VanGilder, Jr. Director

July ___, 2002	By Kenneth T. Stevens Director

July 17, 2002	By /s/David M. Staples David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By /s/ Alex J. DeYonker Alex J. DeYonker Attorney-in-Fact

          The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 17th day of July, 2002.

SPARTAN STORES, INC. SAVINGS PLUS PLAN

By:	SPARTAN STORES, INC. Plan Administrator

By: /s/ Mark C. Eriks Mark C. Eriks, Vice President Human Resources

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR UNION ASSOCIATES

By:	SPARTAN STORES, INC. Plan Administrator

By: /s/ Mark C. Eriks Mark C. Eriks, Vice President Human Resources

SPARTAN RETAIL SAVINGS PLUS PLAN

By:	FAMILY FARE, LLC Plan Administrator

	By:	SPARTAN STORES HOLDING, INC. Sole Member

By: /s/ James B. Meyer James B. Meyer, President

SPARTAN STORES, INC. SAVINGS PLUS PLAN FOR J.F. WALKER COMPANY ASSOCIATES

By:	SPARTAN STORES, INC. Plan Administrator

By: /s/ Mark C. Eriks Mark C. Eriks, Vice President Human Resources

EXHIBIT INDEX

Exhibit Number	Document

4.1

Articles IV, V, VIII, IX, X, XII and XIII of the Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

4.2

Articles II, III and X of the Amended and Restated Bylaws of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

5.1	Opinion of Warner Norcross & Judd LLP.

5.2	Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan.

5.3	Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for Union Associates.

5.4	Most recent Internal Revenue Service Determination Letter for the Spartan Stores, Inc. Savings Plus Plan for J.F. Walker Company Associates.

23.1	Consent of Independent Public Accountants.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5 and incorporated herein by reference).

24	Powers of Attorney. Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-66430) filed on August 1, 2001. Here incorporated by reference.